Exhibit 99.1

Investors
Louis Alterman
404-748-7650
678-472-3252
altermanlo@corp.earthlink.com

Media
Michele Sadwick
404-748-7255
404-769-8421
sadwick@corp.earthlink.com

EARTHLINK ANNOUNCES THIRD QUARTER 2013 RESULTS

ATLANTA — November 4, 2013 — EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its third quarter ended September 30, 2013.

Highlights for the third quarter include:

•                  Revenues of $308.6 million

•                  Recurring sales bookings, sales productivity above historical averages

•                  Net loss of $(11.3) million

•                  Adjusted EBITDA (a non-GAAP measure) of $56.1 million

•                  Net cash provided by operating activities of $39.9 million

•                  Unlevered Free Cash Flow (a non-GAAP measure) of $23.4 million

•                  Completed acquisition of IT Services provider CenterBeam

“We maintained our positive sales momentum into the third quarter of 2013, as we continued to focus our IT services and growth products on larger enterprise customers,” said EarthLink Chairman and Chief Executive Officer Rolla P. Huff.  “We are approaching a pivotal turning point for our company as we transition from an integration focus to an increased focus on cost optimization and revenue growth. Today most of the network integration is behind us and the majority of the system integration will be complete as we exit the first quarter 2014. We see a real opportunity to leverage our new systems and tools to begin to realize substantial cost efficiencies and growth potential in the business.”

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Financial and Operating Results

EarthLink’s total company revenue in the third quarter of 2013 was $308.6 million, as compared to $313.4 million in the second quarter of 2013 and $330.8 million in the third quarter of 2012.  EarthLink’s Business Services revenue was $240.6 million in the third quarter of 2013, or 78% of total revenue, compared to $243.3 million in the second quarter of 2013 and $253.1 million in the third quarter of 2012. The company’s retail growth business, which includes MPLS, Hosted VoIP and IT Services, reached an approximate $180 million annualized revenue run rate in the third quarter of 2013. During the third quarter of 2013, 64% of new bookings were comprised of EarthLink’s growth products, versus 50% of sales bookings from growth products in the year-ago quarter. Total growth product revenues, including Wholesale, reached an approximate $324 million annualized revenue run rate.  Sales productivity per rep increased 92% over the third quarter of 2012 as EarthLink’s sales efforts are increasingly focused on larger, multi-location customers.

EarthLink’s consumer segment continued its steady performance, with broadband services representing 70% of consumer access revenue in the third quarter of 2013. Subscriber churn in the consumer segment was 2.2% in the third quarter of 2013, which was an improvement over consumer subscriber churn of 2.4% in the year-ago quarter.

EarthLink’s selling, general and administrative expenses were $108.9 million, or 35% of revenue, for the third quarter of 2013, as compared to expenses of $105.0 million, or 33% of revenue, for the second quarter of 2013, and $107.6 million, or 33% of revenue, for the year-ago quarter.

Profitability and Other Financial Measures

For the third quarter of 2013, EarthLink reported a net loss of $(11.3) million, or $(0.11) per share, as compared to a net loss of $(11.2) million, or $(0.11) per share, in the second quarter of 2013 and net income of $1.4 million, or $0.01 per share, in the third quarter of 2012.  The company generated Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $56.1 million in the third quarter of 2013, as compared to $59.5 million in the second quarter of 2013 and $70.5 million in the third quarter of 2012. Included in the company’s results was approximately $7 million of favorable dispute settlements, primarily

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within Cost of Revenue with the largest individual favorable item related to the company’s USAC audit.

Balance Sheet and Cash Flow

EarthLink generated net cash from operating activities of $39.9 million in the third quarter of 2013, as compared to $11.7 million in the second quarter of 2013 and $90.1 million in the year-ago quarter.  The company generated Unlevered Free Cash Flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $23.4 million in the third quarter of 2013, as compared to $25.1 million during the second quarter of 2013 and $46.0 million in the third quarter of 2012. Capital expenditures were $32.8 million for the third quarter of 2013. During the quarter, EarthLink repurchased 1.1 million shares of its common stock for $5.6 million, at an average price of $5.00. As of September 30, 2013, EarthLink had cash and marketable securities of $115.9 million.

On July 1, 2013, EarthLink completed its acquisition of CenterBeam, a privately held provider of cloud computing and hosted IT services. EarthLink has subsequently extended through its channels of distribution the IT services capabilities acquired through this acquisition, including 365+ cloud-based collaboration services, mobile device management and unified endpoint management and security.

Business Outlook

The following statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.

Today EarthLink announced revised revenue, Adjusted EBITDA and Net Loss guidance for the full year 2013. Management now expects revenue of $1.240 to $1.245 billion for the full year 2013; Adjusted EBITDA of $222 million to $227 million; capital expenditures of $140 million to $150 million; and net loss of $(282) million to $(280) million for the full year 2013.

Today, EarthLink also announced the company is considering the formation of a holding company as the publicly-traded parent, with EarthLink, Inc. as a wholly-owned subsidiary. This structure would reduce ongoing audit, tax, regulatory and corporate costs, allow more efficient use of tax assets, and enable the company to manage the business more efficiently. This structure

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would have no impact on the company’s leverage requirements and other financial covenants; the holding company would become the primary obligor on EarthLink’s outstanding debt obligations and EarthLink would become a guarantor and a restricted subsidiary.  EarthLink does not anticipate the formation of a holding company would change its dividend practice. The company is not considering this structure in connection with any contemplated transaction and will ultimately decide on this structure after further analysis and after receiving regulatory approvals.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs and loss from discontinued operations, net of tax.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs and loss from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 4 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

Conference Call Details

Tuesday, November 5, 2013, at 8:30 a.m. ET hosted by EarthLink’s Chairman and Chief Executive Officer Rolla P. Huff, and Chief Financial Officer Bradley A. Ferguson.

New Dial-in Number  855-590-8814 (toll-free)

Participants should reference the conference ID number 77955901 or “EarthLink’s 3rd Quarter 2013 Conference Call” and dial in 10 minutes prior to scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/

Replay

Replay available from 11:30 a.m. ET on November 5 through 11:00 p.m. ET on November 12, 2013. Dial toll-free 855-859-2056. The replay confirmation code is 77955901.  The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm

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About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading IT services and communications provider to more than 150,000 businesses and one million consumers nationwide. EarthLink empowers customers with managed services including cloud computing, managed and private cloud, and virtualization services such as managed hosting and cloud workspace. EarthLink also offers a robust portfolio of IT security, application hosting, colocation and IT support services. The company operates an extensive network spanning 29,421 route fiber miles with 90 metro fiber rings and 8 secure data centers providing ubiquitous nationwide data and voice IP service coverage across more than 90 percent of the country. Founded in 1994, EarthLink’s award-winning reputation for outstanding service and product innovation is supported by an experienced team of professionals focused on best-in-class customer care.  For more information, visit EarthLink’s website at www.earthlink.com.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation (1) that we may not be able to execute our strategy to be an IT services company for small and medium-sized businesses with IT and network security needs, which could adversely affect our results of operations and cash flows; (2) that we may not be able to grow revenues from our evolving Business Services product portfolio to offset declining revenues from our legacy Business Services products and from our Consumer Services segment, which could adversely affect our results of operations and cash flows; (3) that we may not be able to develop the optimal sales model necessary to implement our business strategy; (4) that we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (5) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (6) that our failure to achieve operating efficiencies will adversely affect our results of operations; (7) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (8) that unfavorable general economic conditions could harm our business; (9) that we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (10) that we face significant competition in the IT services and communications industry that could reduce our profitability; (11) that decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (12) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (13) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (14) that we may experience reductions in switched access and reciprocal compensation revenue; (15) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (16) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (17) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (18) that work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (19) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (20) that our consumer business is dependent on the availability of third-party network service providers; (21) that we face significant competition in the Internet access industry that could reduce our profitability; (22) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (23) that potential regulation of Internet service providers could adversely affect our operations; (24) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (25) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and

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could limit our ability to use certain technologies in the future; (26) that we may not be able to protect our intellectual property; (27) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (28) that our business depends on effective business support systems and processes; (29) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (30) that cyber security breaches could harm our business; (31) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (32) that government regulations could adversely affect our business or force us to change our business practices; (33) that regulatory audits have in the past, and could in the future, result in increased costs; (34) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (35) that we may be required to recognize impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position;  (36) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (37) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (38) that we may require substantial capital to support business growth or refinance existing indebtedness, and this capital may not be available to us on acceptable terms, or at all; (39) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness or inability to borrow funds under our existing credit facility; (40) that we may reduce, or cease payment of, quarterly cash dividends; (41) that our stock price may be volatile; and (42) that provisions of our third restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2012.

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EARTHLINK, INC.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013

Revenues	$330,839	$308,578	$1,006,409	$938,767
Operating costs and expenses:

Cost of revenues (exclusive of depreciation and amortization shown separately below)	155,342	144,760	477,944	450,564
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	107,626	108,911	319,961	320,469
Depreciation and amortization	45,630	46,689	136,803	134,314
Impairment of goodwill (1)	—	—	—	255,599
Restructuring, acquisition and integration-related costs (2)	6,379	9,928	13,736	28,468
Total operating costs and expenses	314,977	310,288	948,444	1,189,414
Income (loss) from operations	15,862	(1,710)	57,965	(250,647)
Interest expense and other, net	(16,792)	(13,985)	(48,259)	(46,714)
Income (loss) from continuing operations before income taxes	(930)	(15,695)	9,706	(297,361)
Income tax benefit (provision)	2,793	4,582	(478)	40,029
Income (loss) from continuing operations	1,863	(11,113)	9,228	(257,332)
Loss from discontinued operations, net of tax (3)	(491)	(225)	(1,699)	(1,622)
Net income (loss)	$1,372	$(11,338)	$7,529	$(258,954)

Basic net income (loss) per share
Continuing operations	$0.02	$(0.11)	$0.09	$(2.50)
Discontinued operations	—	—	(0.02)	(0.02)
Basic net income (loss) per share	$0.01	$(0.11)	$0.07	$(2.52)
Basic weighted average common shares outstanding	105,001	102,580	105,833	102,835

Diluted net income (loss) per share
Continuing operations	$0.02	$(0.11)	$0.09	$(2.50)
Discontinued operations	—	—	(0.02)	(0.02)
Diluted net income (loss) per share	$0.01	$(0.11)	$0.07	$(2.52)
Diluted weighted average common shares outstanding	105,712	102,580	106,592	102,835

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

EARTHLINK, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	September 30,
	2012	2013

ASSETS
Current assets:

Cash and cash equivalents	$157,621	$115,903
Marketable securities	42,073	—
Restricted cash	1,013	—
Accounts receivable, net of allowance of $7,872 and $8,311 as of December 31, 2012 and September 30, 2013, respectively	112,765	107,433
Prepaid expenses	17,171	20,569
Deferred income taxes, net	15,954	10,482
Other current assets	20,303	10,270
Total current assets	366,900	264,657
Long-term marketable securities	4,778	—
Property and equipment, net	418,966	438,474
Long-term deferred income taxes, net	195,012	246,957
Goodwill	379,415	139,056
Other intangible assets, net	214,685	172,111
Other long-term assets	19,654	27,393
Total assets	$1,599,410	$1,288,648
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$18,792	$10,286
Accrued payroll and related expenses	31,003	29,035
Other accrued liabilities	129,572	116,045
Deferred revenue	51,690	50,424
Current portion of long-term debt and capital lease obligations	1,375	1,392
Total current liabilities	232,432	207,182
Long-term debt and capital lease obligations	614,890	606,601
Other long-term liabilities	33,284	30,791
Total liabilities	880,606	844,574
Stockholders’ equity:

Convertible preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2012 and September 30, 2013	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 196,919 and 197,439 shares issued as of December 31, 2012 and September 30, 2013, respectively, and 102,739 and 101,915 shares outstanding as of December 31, 2012 and September 30, 2013, respectively	1,969	1,975
Additional paid-in capital	2,057,974	2,049,132
Accumulated deficit	(606,148)	(865,102)
Treasury stock, at cost, 94,180 and 95,524 shares as of December 31, 2012 and September 30, 2013, respectively	(735,003)	(741,927)
Accumulated other comprehensive income (loss)	12	(4)
Total stockholders’ equity	718,804	444,074
Total liabilities and stockholders’ equity	$1,599,410	$1,288,648

EARTHLINK, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (4)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2013	2013

Net income (loss)	$1,372	$(11,201)	$(11,338)
Interest expense and other, net	16,792	18,173	13,985
Income tax benefit	(2,793)	(3,329)	(4,582)
Depreciation and amortization	45,630	44,270	46,689
Stock-based compensation expense	2,663	4,010	1,238
Restructuring, acquisition and integration-related costs (2)	6,379	7,278	9,928
Loss from discontinued operations, net of tax (3)	491	292	225
Adjusted EBITDA (4)	$70,534	$59,493	$56,145

EARTHLINK, INC.

Reconciliation of Guidance Provided in Non-GAAP Measure (4)

(in millions)

	Historical	Guidance	Guidance
	Nine Months Ended	Year Ending	Three Months Ending
	September 30, 2013	December 31, 2013	December 31, 2013

Net loss	$(259)	$ (282) - $(280)	$ (23) - $(21)
Interest expense and other, net	47	62	15
Income tax benefit	(40)	(44) - (42)	(4) - (2)
Depreciation and amortization	134	181 - 182	47 - 48
Impairment of goodwill	256	256	—
Stock-based compensation expense	9	13	4
Restructuring, acquisition and integration-related costs	28	34	6
Loss from discontinued operations, net of tax	2	2	—
Adjusted EBITDA (4)	$177	$ 222 - $227	$ 45 - $50

EARTHLINK, INC.

Reconciliation of Net Income (Loss) to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2013	2013

Net income (loss)	$1,372	$(11,201)	$(11,338)
Interest expense and other, net	16,792	18,173	13,985
Income tax benefit	(2,793)	(3,329)	(4,582)
Depreciation and amortization	45,630	44,270	46,689
Stock-based compensation expense	2,663	4,010	1,238
Restructuring, acquisition and integration-related costs (2)	6,379	7,278	9,928
Loss from discontinued operations, net of tax (3)	491	292	225
Purchases of property and equipment	(24,504)	(34,401)	(32,792)
Unlevered Free Cash Flow (4)	$46,030	$25,092	$23,353

EARTHLINK, INC.

Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2012	2013	2013

Net cash provided by operating activities	$90,066	$11,696	$39,890
Income tax benefit	(2,793)	(3,329)	(4,582)
Non-cash income taxes	881	3,356	4,603
Interest expense and other, net	16,792	18,173	13,985
Amortization of debt discount, premium and issuance costs	497	(462)	(996)
Restructuring, acquisition and integration-related costs (2)	6,379	7,278	9,928
Changes in operating assets and liabilities	(41,527)	23,420	(6,910)
Purchases of property and equipment	(24,504)	(34,401)	(32,792)
Other, net	239	(639)	227
Unlevered Free Cash Flow (4)	$46,030	$25,092	$23,353

Net cash used in investing activities	$(24,363)	$(15,471)	$(20,311)
Net cash used in financing activities	$(13,362)	$(28,473)	$(17,576)

EARTHLINK, INC.

Supplemental Schedule of Segment Information (5)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013

Business Services

Revenues	$253,114	$240,626	$763,876	$728,497
Cost of revenues (excluding depreciation and amortization)	129,567	121,429	397,990	378,946
Gross margin	123,547	119,197	365,886	349,551
Direct segment operating expenses	83,158	86,856	247,930	254,650
Segment operating income	$40,389	$32,341	$117,956	$94,901
Consumer Services

Revenues	$77,725	$67,952	$242,533	$210,270
Cost of revenues (excluding depreciation and amortization)	25,775	23,331	79,954	71,618
Gross margin	51,950	44,621	162,579	138,652
Direct segment operating expenses	16,939	12,739	50,349	38,618
Segment operating income	$35,011	$31,882	$112,230	$100,034
Consolidated

Revenues	$330,839	$308,578	$1,006,409	$938,767
Cost of revenues	155,342	144,760	477,944	450,564
Gross margin	175,497	163,818	528,465	488,203
Direct segment operating expenses	100,097	99,595	298,279	293,268
Segment operating income	75,400	64,223	230,186	194,935
Depreciation and amortization	45,630	46,689	136,803	134,314
Impairment of goodwill	—	—	—	255,599
Restructuring, acquisition and integration-related costs	6,379	9,928	13,736	28,468
Corporate operating expenses	7,529	9,316	21,682	27,201
Income (loss) from operations	$15,862	$(1,710)	$57,965	$(250,647)

EARTHLINK, INC.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2013	2012	2013

Business Services

Retail services	$210,066	$199,389	$635,840	$599,901
Wholesale services	38,164	36,338	112,923	114,280
Other services	4,884	4,899	15,113	14,316
Total revenues	253,114	240,626	763,876	728,497
Consumer Services

Access services	65,940	56,999	206,442	176,735
Value-added services	11,785	10,953	36,091	33,535
Total revenues	77,725	67,952	242,533	210,270
Total Revenues	$330,839	$308,578	$1,006,409	$938,767

EARTHLINK, INC.

Supplemental Financial Data

	September 30,	December 31,	June 30,	September 30,
	2012	2012	2013	2013
	(in thousands)
Balance Sheet Data
Cash and marketable securities	$310,165	$204,472	$141,936	$115,903
Debt (6)	624,800	592,300	600,000	600,000
Stockholders’ equity	734,721	718,804	465,338	444,074

Employee Data
Number of employees at end of period (7)	3,188	3,203	2,999	3,053

EARTHLINK, INC.

Consumer Services Operating Metrics

	September 30,	December 31,	June 30,	September 30,
	2012	2012	2013	2013
Consumer Subscriber Detail
Narrowband access subscribers	650,000	626,000	580,000	561,000
Broadband access subscribers	535,000	513,000	475,000	452,000
Total consumer subscribers	1,185,000	1,139,000	1,055,000	1,013,000

	Three Months Ended
	September 30,	December 31,	June 30,	September 30,
	2012	2012	2013	2013

Consumer Subscriber Activity

Subscribers at beginning of year	1,238,000	1,185,000	1,095,000	1,055,000
Gross organic subscriber additions	35,000	32,000	27,000	27,000
Churn	(88,000)	(78,000)	(67,000)	(69,000)
Subscribers at end of period	1,185,000	1,139,000	1,055,000	1,013,000

Consumer Metrics

Average consumer subscribers (8)	1,211,000	1,161,000	1,075,000	1,034,000
ARPU (9)	$21.39	$21.57	$21.74	$21.91
Churn rate (10)	2.4%	2.2%	2.1%	2.2%

EARTHLINK, INC.

Footnotes to Consolidated Financial Highlights

1.

During the first quarter of 2013, the Company recognized a $256.7 million non-cash impairment charge to goodwill related to its Business Services reporting unit, of which $255.6 million is included in continuing operations and $1.1 million is reflected in discontinued operations. The impairment was based on an analysis of a number of factors after a decline in the Company’s market capitalization following the announcement of its fourth quarter 2012 earnings and 2013 financial guidance. The primary factor contributing to the impairment was a change in the discount rate and market multiples as a result of the change in these market conditions, both key assumptions used in the determination of fair value.

2.	Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

		Three Months Ended September 30,		Nine Months Ended September 30,
		2012	2013	2012	2013

	Integration-related costs	$3,614	5,192	$6,944	$15,678
	Severance and retention costs	2,051	4,029	5,111	9,718
	Transaction-related costs	373	670	1,366	985
	Facility-related costs	336	37	491	1,872
	Legacy plan restructuring costs	5	—	(176)	215
	Restructuring, acquisition and integration-related costs	$6,379	$9,928	$13,736	$28,468

Restructuring, acquisition and integration-related costs consist of costs related to EarthLink’s restructuring, acquisition and integration-related activities. Such costs include: 1) integration-related costs, such as system conversion, rebranding costs and integration-related consulting and employee costs; 2) severance and retention costs; 3) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees; and 4) facility-related costs, such as lease termination and asset impairments.

3.

The operating results of the Company’s telecom systems business acquired as part of ITC^DeltaCom have been separately presented as discontinued operations for all periods presented. On August 2, 2013, the Company sold its ITC^DeltaCom telecom systems business. The Company has no significant continuing involvement in the operations or significant continuing direct cash flows. The telecom systems results of operations were previously included in the Company’s Business Services segment.

4.

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, and loss from discontinued operations, net of tax. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, restructuring, acquisition and integration-related costs, and loss from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies. Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

5.

The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provides a comprehensive suite of communications and technology services, including voice, data, managed network services, cloud hosting and equipment services, to business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and managed IT services; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers; and (3) other services, which primarily consists of web hosting. The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes include narrowband and broadband Internet access services and (2) value-added services, which includes revenues from ancillary services sold as add-on features to EarthLink’s Internet access services, such as security products, premium email only, home networking and email storage; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

6.

Debt represents the principal amount of EarthLink’s Senior Notes, EarthLink’s Senior Secured Notes and ITC^DeltaCom’s Senior Secured Notes. Below is a summary of the carrying amount of EarthLink’s debt (in thousands):

		September 30,	December 31,	June 30,	September 30,
		2012	2012	2013	2013
	ITC^DeltaCom Senior Secured Notes - Principal	$324,800	$292,300	$—	$—
	ITC^DeltaCom Senior Secured Notes - Premium	18,622	15,694	—	—
	EarthLink Senior Notes - Principal	300,000	300,000	300,000	300,000
	EarthLink Senior Notes - Discount	(9,067)	(8,818)	(8,302)	(8,035)
	EarthLink Senior Secured Notes	—	—	300,000	300,000
	Carrying amount of debt	$634,355	$599,176	$591,698	$591,965

7.	Represents full-time equivalents.

8.

Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period. Average subscribers for the nine month periods is calculated by averaging the ending monthly subscribers or accounts for the ten months preceding and including the end of the period.

9.

ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one- time charges associated with initiating or discontinuing services.

10.

Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis. Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.